UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
February 15, 2016

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 15, 2016, Campbell Soup Company ("Campbell") agreed to make a $125 million capital commitment to Acre Venture Partners, L.P. (“Acre”), a Delaware limited partnership formed to make venture capital investments in innovative new companies in food and food-related industries. Acre will be managed by its general partner, Acre Ventures GP, LLC, which is independent of Campbell. Campbell Finance 2 Corp., an indirect wholly-owned subsidiary of Campbell, is the sole limited partner of Acre.
Jeffrey Dunn, President of the Campbell Fresh division, will take on expanded responsibilities as Campbell’s designee on the investment committee of Acre. In recognition of Mr. Dunn’s expanded responsibilities, on February 15, 2016, the Compensation and Organization Committee (“Committee”) of the Campbell Board of Directors approved an additional incentive from Campbell equivalent to 3.5% of any appreciation of Acre’s investments after a return of all committed capital and management fees to Campbell, subject to his continued employment through July 31, 2018 (except in certain circumstances).
Mr. Dunn will not be entitled to receive any compensation from Acre while he is an employee of Campbell. Any paid role of Mr. Dunn with Acre once Mr. Dunn is no longer a Campbell employee must be approved by the Campbell CEO, and the total of Mr. Dunn’s incentive from Acre and as a former Campbell employee will be capped at the equivalent of 7% of any appreciation of Acre’s investments after a return of all committed capital and management fees to Campbell (inclusive of the 3.5% referred to above). The ultimate value of the incentive will not be determinable until investments are made and subsequently disposed of or otherwise monetized.
In recognition of Mr. Dunn’s continuing responsibilities for the Campbell Fresh division, the Committee also set Mr. Dunn’s target annual bonus amount under Campbell’s Annual Incentive Plan (“AIP”) at 175% of base salary for each of fiscal 2017 and fiscal 2018. His actual AIP award may be greater or less than the target amount in accordance with applicable performance criteria, as determined by the Committee.

The full terms and conditions of the compensation arrangements for Mr. Dunn are set forth in the letter agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

10.1    Letter Agreement dated February 15, 2016 between Campbell and Jeffrey Dunn.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: February 19, 2016
	By:	/s/ Tara Smith
Tara Smith
Deputy Corporate Secretary and Corporate Counsel

EXHIBIT INDEX

Exhibit No.

10.1	Letter Agreement dated February 15, 2016 between Campbell and Jeffrey Dunn.